Exhibit 99.1
    NEWS RELEASE

Company Contact	Investor Contact
Jon Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

RADISYS REPORTS FIRST QUARTER 2016 RESULTS

Consolidated revenue increased 13% year-on-year to $55.1 million, exceeding guidance

Secured follow-on orders for DCEngine from Tier 1 U.S. service provider

HILLSBORO, OR - May 3, 2016 - Radisys Corporation (NASDAQ: RSYS), the services acceleration company, today announced financial results for the first quarter ended March 31, 2016.

First Quarter Highlights

•	Consolidated revenue of $55.1 million resulted in 13% year-on-year revenue growth;

•	Software-Systems revenue of $14.1 million, representing 45% year-on-year growth, with gross margin of 62.5%;

•
GAAP loss per share was $0.08, an improvement of $0.11 year-on-year. Non-GAAP earnings were $0.05 per diluted share, an increase of $0.02 per share year-on-year and at the high-end of the Company’s guidance range; and

•	Fulfilled initial $19 million order and subsequently received follow-on orders for DCEngine from Tier 1 U.S. service provider.

“We had a strong start to 2016 with first quarter revenue of $55.1 million, exceeding the high-end of our guidance range of $49 to $52 million,” said Brian Bronson, Radisys President and Chief Executive Officer. “We continue to gain momentum across our business, as validated by the 45% year-on-year revenue growth in Software-Systems combined with significant revenue contribution from our recently introduced hyperscale data center solution called DCEngine. This product positions Radisys to deliver a rack-level solution enhanced with innovative hardware, software and services customization. DCEngine is a disruptive solution that displaces the existing offerings of traditional telecom and IT equipment manufacturers by enabling leading service providers to virtualize their networks. Although we incurred somewhat higher costs associated with incubating and deploying these initial shipments, our first quarter non-GAAP earnings per share came in at the top end of our guidance range. Moreover, the successful delivery and fulfillment of these initial DCEngine orders subsequently resulted in follow-on orders from our marquee U.S. customer as well as a growing number of inquiries from other prospective service providers.”

Mr. Bronson continued, “In support of our efforts to secure new customers across multiple product lines by leveraging the success we’ve demonstrated to-date, we also recently announced our collaboration with ON.Lab. This collaboration is part of an initiative referred to as CORD, Central Office Re-architected as a Data Center, which is funded by several of the world’s largest service providers and intended to assist with their migration from existing purpose-built central office infrastructure to a telecom optimized data center environment. As part of this initiative, Radisys has been selected as a systems integrator to bring best-in-class technology and network elements together and is ideally positioned to fulfill this role given our history in enabling telecom technology spanning software, hardware and professional services. This unique opportunity has the potential to drive incremental product and service revenue for Radisys in the future, and we look forward to showcasing our proven expertise in SDN offerings for service providers as part of this collaboration.”

Software-Systems Results

For the first quarter of 2016, Software-Systems revenue was $14.1 million, compared to $15.7 million in the prior quarter and $9.7 million in the first quarter of 2015, representing an increase of 45% year-on-year. First quarter 2016 year-on-year revenue growth was the result of continued FlowEngine shipments in support of the commercial deployment by a Tier 1 U.S. operator and strong MediaEngine sales tied to both VoLTE deployments and audio conferencing cloud migrations.

Gross margins were 62.5%, compared to 61.5% in the prior quarter and 55.0% in the first quarter of 2015. The sequential and year-on-year improvements were the result of favorable product mix.

Operating income was $0.8 million, compared to income of $1.2 million in the prior quarter and a loss of $2.9 million in the first quarter of 2015.

Embedded Products Results

For the first quarter of 2016, Embedded Products revenue was $41.1 million, compared to $28.4 million in the prior quarter and $39.0 million in the first quarter of 2015. The sequential and year-on-year increase in revenue reflect the recognition of DCEngine product shipments and growth in core Embedded Products at existing customers, offset by expected declines at non-strategic legacy customers.

Gross margins were 14.5%, compared to 22.1% in the prior quarter and 24.0% in the first quarter of 2015. The decline over both comparable periods reflects additional expenses incurred resulting from the initial deployment and commissioning of DCEngine systems for a Tier 1 U.S. customer.

Operating income was $1.3 million, compared to $1.6 million in the prior quarter and $4.0 million in the first quarter of 2015.

Consolidated Results

For the first quarter of 2016, consolidated revenue was $55.1 million, compared to $44.1 million in the prior quarter and $48.7 million in the first quarter of 2015. Consolidated revenue growth of 13% year-over-year was driven by the recognition of prior DCEngine shipments and strong demand for Software-Systems products.

On a GAAP basis, gross margin in the first quarter of 2016 was 23.2%, compared to 31.6% in the prior quarter and 25.9% in the first quarter of 2015. First quarter 2016 GAAP research and development and selling, general, and administrative expenses were $13.3 million, compared to $14.0 million in the prior quarter and $14.2 million in the first quarter of 2015.

On a non-GAAP basis, first quarter 2016 gross margin was 26.8%, compared to 36.1% in the prior quarter and 30.1% in the first quarter of 2015. The decline in consolidated gross margin over both comparable periods was the result of accelerating DCEngine sales coupled with additional expenses associated with initial DCEngine deployments. First quarter 2016 research and development and selling, general and administrative expenses on a non-GAAP basis were $12.7 million, compared to $13.1 million in the prior quarter and $13.6 million in the first quarter of 2015. The sequential decline reflects the timing of sales commissions and variable cash compensation.

For the first quarter of 2016, the Company recorded a GAAP net loss of $3.0 million, or $0.08 per share, compared to a GAAP net loss of $1.4 million, or $0.04 per share, in the prior quarter and GAAP net loss of $7.1 million, or $0.19 per share, in the first quarter of 2015. On a non-GAAP basis, the Company recorded net income of $1.8 million, or $0.05 per diluted share, compared to a net income of $2.8 million, or $0.08 per diluted share, in the prior quarter and net income of $1.2 million, or $0.03 per diluted share, in the first quarter of 2015.

Second Quarter 2016 Financial Guidance

•	Revenue is expected between $59 million to $63 million.

•	Non-GAAP gross margin is expected between 27% to 29% of sales and total non-GAAP R&D and SG&A expenses are expected to approximate $14 million.

•	Non-GAAP earnings are expected to range from $0.05 to $0.09 per diluted share.

Revised 2016 Financial Guidance

•	Revenue is expected between $195 million to $215 million, an increase of $15 million as compared to the Company’s prior guidance range of $180 million to $200 million.

•	Non-GAAP gross margin is expected between 31% to 32% of sales and total non-GAAP R&D and SG&A expenses are expected to approximate $52 million to $56 million.

•	Non-GAAP earnings is expected to remain at $0.22 to $0.28 per diluted share as the Company continues to fund, and enable, the prospect of accelerating revenue growth.

Conference Call and Webcast Information

The Company will host a conference call to discuss first quarter 2016 results on May 3, 2016, at 5:00 p.m. ET. To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 90459284. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on May 17, 2016. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 90459284. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS) helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ hyperscale software defined infrastructure, service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments financial outlook and expectations for the second quarter of 2016, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) continued implementation of the Company’s next-generation datacenter product, (b) customer implementation of traffic management solutions, (c) the outcome of product trials, (d) the market success of customers' products and solutions, (e) the development and transition of new products and solutions, (f) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (g) the Company's dependence on certain customers and high degree of customer concentration, (h) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (i) matters affecting the software and embedded product industry, including changes in industry standards, changes in customer requirements and new product introductions, (j) actions by regulatory authorities or other third parties, (k) cash generation, (l) changes in tariff and trade policies and other risks associated with foreign operations, (m) fluctuations in currency exchange rates, (n) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (o) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding and (p) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2015, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of May 3, 2016. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense and (e) gain on life insurance asset. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenues	$55,146	$48,687
Cost of sales:
Cost of sales	40,435	34,067
Amortization of purchased technology	1,927	1,994
Gross margin	12,784	12,626
Operating expenses:
Research and development	5,653	6,724
Selling, general and administrative	7,639	7,500
Intangible assets amortization	1,260	1,260
Restructuring and other charges, net	682	4,135
Loss from operations	(2,450)	(6,993)
Interest expense	(117)	(217)
Other income, net	139	397
Loss before income tax expense	(2,428)	(6,813)
Income tax expense	537	240
Net loss	$(2,965)	$(7,053)

Net loss per share:
Basic	$(0.08)	$(0.19)
Diluted	$(0.08)	$(0.19)
Weighted average shares outstanding
Basic	37,007	36,649
Diluted	37,007	36,649

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$22,383	$20,764
Accounts receivable, net	38,813	60,942
Inventories and deferred cost of sales, net	30,095	30,925
Other current assets	5,064	14,098
Total current assets	96,355	126,729
Property and equipment, net	5,400	6,134
Intangible assets, net	27,136	30,322
Other assets, net	4,147	3,884
Total assets	$133,038	$167,069

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,214	$43,451
Deferred revenue	6,369	23,062
Other accrued liabilities	13,221	16,654
Line of credit	15,000	15,000
Total current liabilities	65,804	98,167
Other long-term liabilities	2,898	2,985
Total liabilities	68,702	101,152
Shareholders' equity:
Common stock	338,958	338,165
Accumulated deficit	(274,314)	(271,349)
Accumulated other comprehensive income	(308)	(899)
Total shareholders’ equity	64,336	65,917
Total liabilities and shareholders’ equity	$133,038	$167,069

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(2,965)	$(7,053)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	4,345	4,778
Stock-based compensation expense	688	659
Other	650	384
Changes in operating assets and liabilities:
Accounts receivable	22,134	2,064
Inventories and deferred cost of sales	578	2,769
Other receivables	8,254	3,883
Accounts payable	(12,155)	(8,183)
Deferred revenue	(16,693)	1,251
Other operating assets and liabilities	(3,154)	3,076
Net cash provided by operating activities	1,682	3,628
Cash flows from investing activities:
Capital expenditures	(422)	(640)
Net cash used in investing activities	(422)	(640)
Cash flows from financing activities:
Repayment of convertible senior notes	—	(18,000)
Other financing activities, net	105	8
Net cash provided by (used in) financing activities	105	(17,992)
Effect of exchange rate changes on cash and cash equivalents	254	(392)
Net increase (decrease) in cash and cash equivalents	1,619	(15,396)
Cash and cash equivalents, beginning of period	20,764	31,242
Cash and cash equivalents, end of period	$22,383	$15,846

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue
Software-Systems	$14,059	$9,689
Embedded Products and Hardware Services	41,087	38,998
Total revenues	$55,146	$48,687

	Three Months Ended
	March 31,
	2016	2015
Gross margin
Software-Systems	$8,788	$5,328
Embedded Products and Hardware Services	5,969	9,344
Corporate and other	(1,973)	(2,046)
Total gross margin	$12,784	$12,626

	Three Months Ended
	March 31,
	2016	2015
Income (loss) from operations
Software-Systems	$780	$(2,902)
Embedded Products and Hardware Services	1,327	3,957
Corporate and other	(4,557)	(8,048)
Total loss from operations	$(2,450)	$(6,993)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2016		2015
North America	$37,843	68.6%	$21,217	43.6%
Asia Pacific	7,618	13.8	17,185	35.3
Europe, the Middle East and Africa	9,685	17.6	10,285	21.1
Total	$55,146	100.0%	$48,687	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2016		2015
GROSS MARGIN:
GAAP gross margin	$12,784	23.2%	$12,626	25.9%
(a) Amortization of acquired intangible assets	1,927		1,994
(b) Stock-based compensation	46		52
Non-GAAP gross margin	$14,757	26.8%	$14,672	30.1%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$5,653	10.3%	$6,724	13.8%
(b) Stock-based compensation	153		132
Non-GAAP research and development	$5,500	10.0%	$6,592	13.5%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$7,639	13.9%	$7,500	15.4%
(b) Stock-based compensation	489		475
Non-GAAP selling, general and administrative	$7,150	13.0%	$7,025	14.4%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(2,450)	(4.4)%	$(6,993)	(14.4)%
(a) Amortization of acquired intangible assets	3,187		3,254
(b) Stock-based compensation	688		659
(c) Restructuring and acquisition-related charges, net	682		4,135
Non-GAAP income (loss) from operations	$2,107	3.8%	$1,055	2.2%

NET INCOME (LOSS):
GAAP net loss	$(2,965)	(5.4)%	$(7,053)	(14.5)%
(a) Amortization of acquired intangible assets	3,187		3,254
(b) Stock-based compensation	688		659
(c) Restructuring and acquisition-related charges, net	682		4,135
(d) Income taxes	169		184
Non-GAAP net income (loss)	$1,761	3.2%	$1,179	2.4%

GAAP weighted average diluted shares	37,007		36,649
Dilutive equity awards included in
non-GAAP earnings per share	168		109
Non-GAAP weighted average diluted shares	37,175		36,758
GAAP net loss per share (diluted)	$(0.08)		$(0.19)
Non-GAAP adjustments detailed above	0.13		0.22
Non-GAAP net income (loss) per share (diluted)	$0.05		$0.03

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended		For the year Ended
	June 30, 2016		December 31, 2016
	Low End	High End	Low End	High End
GAAP net loss	(2.8)	(1.4)	(10.3)	(9.0)
(a) Amortization of acquired intangible assets	3.2	3.2	12.7	12.7
(b) Stock-based compensation	1.0	1.2	4.0	5.0
(c) Restructuring and acquisition-related charges, net	0.2	—	1.2	0.8
(d) Income taxes	0.2	0.4	0.8	1.2
Total adjustments	4.6	4.8	18.7	19.7
Non-GAAP net income	$1.8	$3.4	$8.4	$10.7

GAAP weighted average shares	37,000	37,000	37,600	37,600
Non-GAAP adjustments	1,000	1,000	400	1,000
Non-GAAP weighted average shares (diluted)	38,000	38,000	38,000	38,600

GAAP net loss per share	(0.08)	(0.04)	(0.27)	(0.24)
Non-GAAP adjustments detailed above	0.13	0.13	0.49	0.52
Non-GAAP net income per share (diluted)	$0.05	$0.09	$0.22	$0.28

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

	Estimates at the midpoint of the guidance range
	Three Months Ended	For the Year Ended
	June 30, 2016	December 31, 2016
GAAP	24.0%	27.2%
(a) Amortization of acquired intangible assets	3.8	4.1
(b) Stock-based compensation	0.2	0.2
Non-GAAP	28.0%	31.5%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the guidance range
	Three Months Ended	For the Year Ended
	June 30, 2016	December 31, 2016
GAAP	$15.0	$58.0
(b) Stock-based compensation	1.0	4.0
Non-GAAP	$14.0	$54.0

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.